EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                   TITLE 18, UNITED STATES CODE, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Diamond Hill Investment Group, Inc. (the "Company") on Form 10-KSB for the annual period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), We, R.H. Dillon, Chief Executive Officer of the Company, and James F. Laird, Chief Financial Officer of the Company, certify, pursuant to Title 18, United States Code, Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


                                         /S/ R.H. Dillon
                                         --------------------------------
                                         Print Name:  R.H. Dillon
                                         Title:  Chief Executive Officer
                                         Date:  March 29, 2004



                                         /S/ James F. Laird
                                         --------------------------------
                                         Print Name:  James F. Laird
                                         Title:  Chief Financial Officer
                                         Date:  March 29, 2004